Form N-SAR

Sub-Item 77Q1 (a)_1
Copies of any material amendments to registrant's charter or by-laws 333-33978, 811-09885

Form of Sixth Amendment dated September 6, 2005 to Janus Adviser Series' Amended and Restated Trust Instrument is incorporated herein by reference to Exhibit 1(p) to Post-Effective Amendment No. 24 to Janus Adviser Series' registration statement on Form N-1A, filed on October 14, 2005, accession number 0000950134-05-019148 (File No. 33-33978).

Seventh Amendment dated September 20, 2005 to Janus Adviser Series' Amended and Restated Trust Instrument is incorporated herein by reference to Exhibit 1(q) to Post-Effective Amendment No. 25 to Janus Adviser Series' registration statement on Form N-1A, filed on November 25, 2005, accession number 0000950134-05-022233 (File No. 33-33978).